                                                                SUB-ITEM 77Q1(A)

                                 AMENDMENT NO. 5
                             TO AMENDED AND RESTATED
                      AGREEMENT AND DECLARATION OF TRUST OF
                              AIM TAX-EXEMPT FUNDS

          This Amendment No. 5 (the "Amendment") to the Amended and Restated Agreement and Declaration of Trust of AIM Tax-Exempt Funds (the "Trust") amends, effective October 28, 2009, the Amended and Restated Agreement and Declaration of Trust of the Trust dated as of September 14, 2005, as amended (the "Agreement").

          Under Section 9.7 of the Agreement, this Amendment may be executed by a duly authorized officer of the Trust.

          WHEREAS, the Trust desires to redesignate Class A shares of AIM Tax-Free Intermediate Fund as Class A2 shares; and

          WHEREAS, the Trust desires to amend the Agreement to redesignate Class A3 shares of AIM Tax-Free Intermediate Fund as Class A shares;

          NOW, THEREFORE, the Agreement is hereby amended as follows:

     1. Schedule A of the Agreement is hereby amended and restated to read in its entirety as set forth on Exhibit 1 to this Amendment.

     2. All references in the Agreement to "this Agreement" shall mean the Agreement as amended by this Amendment.

     3. Except as specifically amended by this Amendment, the Agreement is hereby confirmed and remains in full force and effect.

     IN WITNESS WHEREOF, the undersigned, a duly authorized officer of the Trust, has executed this Amendment as of October 28, 2009.


                                        By: /s/ John M. Zerr
                                            ------------------------------------
                                        Name: John M. Zerr
                                        Title: Senior Vice President

                                    EXHIBIT 1

                                   "SCHEDULE A
                              AIM TAX-EXEMPT FUNDS
                         PORTFOLIOS AND CLASSES THEREOF

PORTFOLIO                         CLASSES OF EACH PORTFOLIO
---------                        ---------------------------
AIM High Income Municipal Fund   Class A Shares
                                 Class B Shares
                                 Class C Shares
                                 Class Y Shares
                                 Institutional Class Shares
AIM Tax-Exempt Cash Fund         Class A Shares
                                 Class Y Shares
                                 Investor Class Shares
AIM Tax-Free Intermediate Fund   Class A Shares
                                 Class A2 Shares
                                 Class Y Shares
                                 Institutional Class Shares"